UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2013 (November 5, 2013)

MOMENTIVE SPECIALTY CHEMICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 5, 2013, the Audit Committee of the Board of Directors, along with senior management of Momentive Specialty Chemicals Inc. (the “Company”) in consultation with the Company's independent registered public accountants, concluded that the consolidated financial statements as of and for the year ended December 31, 2012 included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the "Form 10-K"), and included in the Company’s Form S-1 (333-176961), should no longer be relied upon because of an error in the 2012 financial statements related to the valuation allowance on deferred tax assets. Those consolidated financial statements will be restated as further discussed below.

During the third quarter of 2013, management identified an error within the calculation and recording of a valuation allowance on deferred tax assets related to our Netherlands subsidiary as of December 31, 2012. As a result, management has re-evaluated the calculation of the valuation allowance and the related recording of that valuation allowance that occurred in the fourth quarter of 2012 and corrected certain financial statement line items relating to taxes based on this re-evaluation. The error did not impact the financial statements for the years ended December 31, 2011 and 2010 or for any of the periods included in our quarterly reports on Forms 10-Q for the quarters ended September 30, 2012, June 30, 2012 or March 31, 2012 because the recording of the valuation allowance happened in the fourth quarter of 2012. The error had an immaterial balance sheet impact on our quarterly reports on Form 10-Q for the quarters ended June 30, 2013 and March 31, 2013. Accordingly, the impact of the error with respect to the financial statements referred to above, other than with respect to the year ended December 31, 2012, was not material. Additionally, the restatement had no impact on the Company's revenues, total debt, liquidity, net operating cash flows from operations or Segment EBITDA.
The tables below show the impact of correcting the financial statements for the specified periods for the error in the calculation of the valuation allowance on deferred tax assets:

Consolidated Balance Sheet:	As Previously Reported	Adjustments	As Restated
December 31, 2012
Deferred income taxes	$348	$12	$360
Total assets	3,325	12	3,337
Other long-term liabilities	166	(7)	159
Total liabilities	4,642	(7)	4,635
Accumulated deficit	(1,673)	19	(1,654)

Consolidated Statement of Operations:
Year ended December 31, 2012
Income tax benefit	$(365)	$(19)	$(384)
Income from continuing operations before earnings from unconsolidated entities	305	19	324
Net income from continuing operations	324	19	343
Net income	324	19	343

Consolidated Statement of Comprehensive Income:
Year ended December 31, 2012
Net income	$324	$19	$343
Comprehensive income	229	19	248
Comprehensive income attributable to Momentive Specialty Chemicals Inc.	230	19	249

Consolidated Statement of Cash Flows:
Year ended December 31, 2012
Net income	$324	$19	$343
Deferred tax benefit	(375)	(19)	(394)

Consolidated Statement of Deficit:
Year ended December 31, 2012
Net income	$324	$19	$343
Accumulated deficit	(1,673)	19	(1,654)

The Company plans to file as soon as practicable an amendment to the Form 10-K (the "Amendment"), which will include restated financial statements for the year ended December 31, 2012. In the Amendment, management will also revise the financial statements for the years ended December 31, 2011 and 2010 and the related disclosure for the impact of other previously disclosed immaterial errors. Additionally, the Amendment will include restated financial statements for Momentive International Holdings Cooperatief U.A. for the year ended December 31, 2012.
The Company also determined that we did not maintain effective controls over the preparation and review of the valuation allowance recorded for certain of its deferred tax assets. Specifically, the review of the valuation allowance did not consider all relevant facts and circumstances. This resulted in the restatement described above. Management has concluded that this control deficiency could result in misstatement of its income tax accounts identified above that would result in a material misstatement of the Company’s annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, we have determined that this control deficiency constitutes a material weakness. The Company has re-evaluated our disclosure controls and procedures and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2012 in light of this material weakness and concluded that they were not effective. The control deficiency also existed at June 30, 2013 and March 31, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date:	November 7, 2013	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer